[EXH. 23.2]

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Wild Heart Ranch Inc. on Form SB-2 of our report dated April 12, 2001 appearing in the Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.



                                                     GRASSI & CO., CPAs, P.C.


New York, New York
August 7, 2001